UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 29, 2024

John Bean Technologies Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34036	91-1650317
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

70 West Madison Street, Suite 4400
Chicago, IL 60602
(Address of principal executive offices, including Zip Code)
(312) 861-5900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Forms 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	JBT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act	☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2024, the Compensation Committee of the Board of Directors (the “Board”) of John Bean Technologies Corporation (the “Company”) approved a compensation arrangement associated with the expansion of the role of Augusto Rizzolo, currently serving as the Company’s Executive Vice President and President, Diversified Food & Health, to include his serving as Executive Vice President, Integration. In this expanded role, Mr. Rizzolo will lead the Company’s integration planning for its potential combination with Marel hf. that is pending pursuant to the terms of the Transaction Agreement dated April 4, 2024 to which the Company and Marel hf. are parties. Mr. Rizzolo would also lead integration execution following the closing of the combination.

The modifications to Mr. Rizzolo’s current compensation arrangement include (i) a cash assignment bonus of $75,000, to be paid in August 2024, and (ii) a success bonus of $250,000 payable in a combination of cash and a restricted stock award (with a two-year vest) upon achievement of targets established for integration. These modifications are codified in a Letter of Assignment, dated July 29, 2024, between the Company and Mr. Rizzolo (the “Letter of Assignment”).

Although Mr. Rizzolo will continue in his role as Executive Vice President, Diversified Food & Health, certain obligations related to that role will be reallocated to other employees of the Company for the duration of the integration role, which is anticipated to last twelve to eighteen months after the closing of the combination.

The Letter of Assignment will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q.

The proposed combination with Marel, which is expected to close by the end of 2024, remains subject to approval by shareholders of the Company and Marel, the receipt of required regulatory approvals and the other customary closing conditions.

Item 9.01 Financial Statements and Exhibits.
    (d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

John Bean Technologies Corporation

Date: August 1, 2024	By:	/s/ Matthew J. Meister
	Name	Matthew J. Meister
	Title	Executive Vice President and Chief Financial Officer
(Principal Financial Officer)